                                            Exhibit 12.1


              Computation of Ratios
              (Dollars in Thousands)

                                                    Predecessor                                           Radnor
                                            ---------------------------- ---------------------------------------------------------
                                              Year Ended    January 1,-   February 29,-  Year Ended     Year Ended   Year Ended
                                             December 31,   February 28,  December 31,   December 31,  December 30,  December 29,
                                            -------------  ------------- -------------  ------------- ------------- --------------

                                                 1991          1992          1992           1993         1994          1995
                                            -------------  ------------- ------------- -------------  ------------- -------------

Earnings:
     Earnings from continuing
        operations before income
        taxes and extraordinary
        gains                                    (16,955)        (4,258)       (3,836)       (4,718)          (312)       (7,877)
     Fixed Charges                                   N/A            N/A           N/A           N/A            N/A           N/A
                                            -------------  ------------- ------------- -------------  ------------- -------------

Earnings (1)                                         N/A            N/A           N/A           N/A            N/A           N/A
                                            =============  ============= ============= =============  ============= =============
Fixed Charges
     Interest Expense                                N/A            N/A           N/A           N/A            N/A           N/A
     Amortization of financing cost                  N/A            N/A           N/A           N/A            N/A           N/A
     Imputed interest on operating                   N/A            N/A           N/A           N/A            N/A           N/A
        lease obligations
                                            -------------  ------------- ------------- -------------  ------------- -------------

Fixed Charges (2)                                    N/A            N/A           N/A           N/A            N/A           N/A
                                            =============  ============= ============= =============  ============= =============

Ratio of earnings to fixed charges (1)/(2)           N/A            N/A           N/A           N/A            N/A           N/A
                                            =============  ============= ============= =============  ============= =============

Deficiency of earnings available to
     cover fixed charges                         (16,955)        (4,258)       (3,836)       (4,718)          (312)       (7,877)
                                            =============  ============= ============= =============  ============= =============

                                                      Radnor
                                            ----------------------------
                                                     Year Ended
                                                    December 27,
                                            ----------------------------
                                                            Pro Forma
                                                  1996         1996
                                             ------------- -------------

Earnings:
     Earnings from continuing
        operations before income
        taxes and extraordinary
        gains                                       2,858         2,230
     Fixed Charges                                  5,865        12,386
                                             ------------- -------------

Earnings (1)                                        8,723        14,616
                                             ============= =============

Fixed Charges
     Interest Expense                               4,264        10,165
     Amortization of financing cost                   232           775
     Imputed interest on operating
        lease obligations                           1,369         1,446
                                             ------------- -------------

Fixed Charges (2)                                   5,865        12,386
                                             ============= =============

Ratio of earnings to fixed charges (1)/(2)          1.49x         1.18x
                                             ============= =============

Deficiency of earnings available to
     cover fixed charges                              -            -
                                             ============= =============